MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT ("Modification Agreement") is made and entered into effective as of the 29 day of February, 2012, by and among GREEN DOT CORPORATION, a Delaware corporation ("Borrower") and CB&T, A DIVISION OF SYNOVUS BANK (formerly known as Columbus Bank and Trust Company), a Georgia banking corporation, whose address is 1148 Broadway, Columbus, Georgia 31901 (hereinafter referred to as "Lender" or "Bank").
WITNESSETH THAT:
WHEREAS, Borrower and Lender are parties to that certain Sixth Amended and Restated Loan and Line of Credit Agreement having an effective date of March 24, 2010 (the "Loan Agreement"); and
WHEREAS, as described in and subject to the terms and conditions of the Loan Agreement, Lender has extended to Borrower a revolving line of credit in the maximum principal amount of $10,000,000.00 (the "Credit Facility"); and
WHEREAS, Borrower has agreed to repay advances made by Lender under the Credit Facility pursuant to that certain Sixth Amended and Restated Line of Credit Note dated March 24, 2010 given by Borrower to Lender in the face principal amount of Ten Million and No/100ths ($10,000,000.00) Dollars (the "Note"); and
WHEREAS, in connection with and to secure the Note, Borrower also executed and delivered to Lender that certain Fifth Amended and Restated Assignment Agreement dated as of March 24, 2010 (the "Assignment Agreement")(the Note, Loan Agreement, Assignment Agreement and all other documents, agreements and instruments heretofore delivered by Borrower in connection with the Credit Facility together with all UCC financing statements related thereto are herein collectively called the "Loan Documents"); and
WHEREAS, Borrower has requested that the maturity date of the Credit Facility be extended to December 1, 2012; and
WHEREAS, Lender has agreed, subject to the terms and conditions of this Modification Agreement, to such extension.
NOW, THEREFORE, for and in consideration of the foregoing benefits and other good and valuable consideration flowing among the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender do hereby agree that:

1.	Modification of Existing Note.

(a)	The parties hereto hereby agree that as of and after the effective date of this Modification Agreement the Note is hereby amended and modified as follows:

(i)	The definition of "Maturity Date" as defined in Section l(i) of the Note is hereby deleted in its entirety and replaced with the following::

(i)	"Maturity Date" shall mean December 1, 2012.

2.	Modification of Loan Agreement. The parties hereto hereby agree that as of and after the effective date of this Modification Agreement the Loan Agreement is hereby amended and modified as follows:

(i)
All references in the Loan Agreement to the Loan, the Note and to any of the other Loan Documents shall refer to the Loan, Note and such other Loan Documents as amended and modified by this Modification Agreement and as same may be further amended, modified, extended, renewed or restated from time to time.

(ii)
The reference to March 24, 2012 in subsection (c) of Section 1 of the Loan Agreement is hereby amended and modified to now refer to December 1, 2012 as the date the outstanding principal balance of the Note is due.

(iii)	The expiration date of the Credit Facility as stated in subsection (h) of Section 1 of the Loan Agreement is hereby extended and changed from March 24, 2012 to December 1, 2012.

3.	Modification of Assignment Agreement.

(a)	The parties hereto hereby agree that as of and after the effective date of this Modification Agreement the Assignment Agreement is hereby amended and modified as follows:

(i)
All references in the Assignment Agreement to the Credit Facility, the Note or any of the other Loan Documents shall refer to the Credit Facility, Note and such other Loan Documents as amended and modified by this Modification Agreement and as the same may be further amended, modified, extended, renewed or restated from time to time.

(b)
Borrower hereby confirms that, in addition to any other debts, liabilities and obligations secured by the Assignment Agreement, the Assignment Agreement secures the payment and performance of all debts, liabilities and obligations of Borrower now or hereafter evidenced by the Note, as amended, modified and extended by this Modification Agreement, and as the same may be further amended, modified, extended, renewed or replaced from time to time and the payment and performance of all debts, liabilities and obligations of Borrower, whether now existing or hereafter incurred, under the Loan Agreement as amended and modified by this Modification Agreement and as the same may be further amended, modified, extended, renewed and/or replaced from time to time.

4.
Modification of the other Loan Documents. From and after the date hereof, the other Loan Documents are hereby amended and modified such that all references therein to the Note, Loan Agreement and Assignment Agreement shall from and after the date hereof refer to said Note, Loan Agreement and Assignment Agreement as amended and modified hereby and as same may be further amended, modified, extended, renewed and restated from time to time. The parties hereto acknowledge and agree that all debts, liabilities and obligations now or hereafter evidenced by the Note (as the Note has been amended and modified by this Modification Agreement and as same may be further amended, modified, extended or restated from time to time) are secured by the Assignment Agreement and the other Collateral described in the Loan Agreement.

5.
Ratification. Except as amended and/or modified hereby, all terms, covenants and provisions of the Note, Loan Agreement, Assignment Agreement and all other Loan Documents, shall remain in full force and effect, and Borrower does hereby expressly ratify and confirm the Note, Loan Agreement, Assignment Agreement, and other Loan Documents, as amended and modified hereby, and Borrower ratifies and confirms the continuing priority of the Loan Documents, as amended and modified hereby, which secure payment of same. It is the intent of the parties hereto that this Modification Agreement shall not constitute a novation or an accord and satisfaction of any of the indebtedness evidenced by the Note and shall not adversely affect or impair the priority of the Assignment Agreement, which shall remain a first lien on and security interest in the contract rights assigned thereby, superior to any other encumbrance.

6.
Waiver of Claims. Borrower does hereby waive any claim or defense which it now has by virtue of this Modification Agreement or any instrument set forth hereunder, and further agrees not to raise any such claims or defenses in any civil proceeding or otherwise. Borrower does further hereby for itself and its agents, heirs, servants, employees, successors, legal representatives, and assigns, forever release, acquit and discharge Lender and its officers, directors, stockholders, agents, servants, employees, successors, legal representatives and assigns of and from any and all claims, demands, debts, actions and causes of actions which they now have against Lender and its officers, directors, stock holders, agents, servants, employees, legal representatives, heirs and assigns by reason of any act, matter, contract, agreement or thing whatsoever up to the date hereof.

7.
Successors and Assigns/Miscellaneous. This Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors, successors-in-title and assigns. This Modification Agreement shall be governed by the laws of the State of Georgia. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Any references in any of the Loan Documents to any of the other Loan Documents shall from and after the date hereof refer to such other Loan Documents as amended and modified hereby and as same may be further amended, modified, extended, renewed and restated from time to time.

8.
Fees and Expenses. Borrower hereby agrees to pay to Lender contemporaneously with the execution of this Modification Agreement an extension fee in the amount of $1,500.00, which fee shall be due on the date hereof and shall be deemed earned in full on the date hereof. Borrower further agrees to pay directly or reimburse Lender up to $975.00 for legal fees incurred in connection with the preparation of this Modification Agreement.

IN WITNESS WHEREOF, the parties have caused this Modification Agreement to be appropriately executed under seal, effective as of the day and year first above written.

BORROWER:

Green Dot Corporation

By:	/s/ Steve Streit
Name:	Steve Streit
Title:	CEO

Attest:	/s/ John Ricci
Name:	John Ricci
Title:	General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered
in the presence of:

Witness

/s/ Catherine M. Chavez
Notary Public
My Commission Expires: 1/22/15
[NOTARIAL SEAL]